[NORFOLK SOUTHERN LOGO]

                         NORFOLK SOUTHERN CORPORATION

                           SHAREHOLDER PRESENTATION




NORFOLK SOUTHERN IS OFFERING CONRAIL SHAREHOLDERS SUPERIOR VALUE

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NORFOLK SOUTHERN OFFER               CSX OFFER

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o     Nominal value of $110.00 per   o     Nominal value of $92.78 per
      share                                share(3)
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o     $8.0BN total value(4)          o     $6.7BN total value(2)

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o     No equity risk -- all cash     o     Equity risk -- no voting trust,
                                           75% stock
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o     No regulatory risk -- voting   o     Regulatory risk for stock por-
      trust                                tion
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o     No synergy risk -- all cash    o     Synergy risk -- 75% stock
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o     Immediate value                o     Timing of back-end exchange
                                           uncertain

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------------------

      3 Based on 25% cash/75% stock, reflects CSX 12/2 closing price of $46.875, represents discounts of 15.7% to Norfolk Southern offer

      4     For remaining shares




NORFOLK SOUTHERN'S OFFER IS ALSO SUPERIOR FOR OTHER CONSTITUENCIES
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EMPLOYEES

      Safety: Norfolk Southern has established itself as the safest railroad in terms of employee safety for the past seven years

      Better fit:             Norfolk Southern's rail system has less
                              overlap and duplications, providing
                              greater opportunity for maintaining
                              employment

      Pension funds:          Norfolk Southern and Conrail have
                              overfunded pension plans; CSX has an
                              underfunded pension plan

SHIPPERS

      Safety: Norfolk Southern has the lowest derailment ratio in the industry, resulting in superior service to customers

      Service: Norfolk Southern is the most efficient railroad, providing the highest level of service to its shippers

      Balanced competition:   Norfolk Southern/Conrail would create
                              a more balanced competitive landscape in the Eastern U.S.

      Innovation:             Norfolk Southern created innovative
                              ventures such as the Triple Crown
                              Intermodal Network using RoadRailer [trademark symbol] technology





CONRAIL'S BOARD CAN SATISFY THE REMAINING CONDITIONS TO NORFOLK
SOUTHERN'S OFFER
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                              Satisfied
Condition                     Yes   No          Comment

Voting trust approval          x                Satisfied 11/18
condition                                       pursuant to informal
                                                nonbinding written
                                                opinion by STB

HSR condition                  x                Satisfied 11/18
                                                pursuant to FTC
                                                Premerger Notification
                                                Office confirmation

Financing condition            x                Satisfied 11/15; over
                                                $20.1 BN in commit-
                                                ments received

Subchapter F condition               x          Conrail Board action
                                                required

Rights condition                     x          Conrail Board action
                                                required

CSX termination condition            x          Conrail Board action
                                                required




CSX'S OFFER -- MUCH LESS VALUE, REALLY HOSTILE TO SHAREHOLDERS
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Much less value                           Really hostile

                         Earliest       o Hostile approach - coercive bid
Structure      Amount    receipt date
-------------------------------------   o Hostile structure - multi-tier,
25% cash       $110.00   Jan. 1997        front-end loaded

75% equity
(1.85619       $87.01(1) Jan. 1998(?)   o Hostile back-end -- uncertain timing
shares)                                   AND value on 75% of the bid

BLENDED VALUE: $92.78                   o Hostile vote -- 5:00 p.m. the night
                                          before Christmas Eve

--------------
1     Based on CSX 12/2 closing price of $46.875






CSX'S OFFER NOW EXPOSES SHAREHOLDERS TO DOWNSIDE
RISKS FOR 75% OF CONSIDERATION
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o     Regulatory risk
      --    STB does not approve transaction
      --    STB imposes conditions unacceptable to CSX and Conrail

o     Timing risks

o     Equity market risk

o     Synergy risk
      --    Synergy realization (gross number)
      --    Synergy realization (net number; STB "give-ups")




SIGNIFICANT REGULATORY RISK IS BORNE BY CONRAIL
SHAREHOLDERS IN THE CSX PROPOSAL
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"2-to-1" points comparison

Cities with over 100,000 population

            NS/CR                                           CSX/CR
----------------------------------------------------------------------------------------------

                             General                                          General
                             merchandise                                      merchandise
Cities         Population(1) sales(1)($000s)    Cities          Population(1) sales(1) ($000s)
----------------------------------------------------------------------------------------------

Erie, PA         280,600      $396,696       Baltimore, MD        2,465,700   $2,442.491
Fort Wayne, IN   470,400       545,487       Dayton, OH             957,100   1,471,145
                                             Grand Rapids, MI       990,400   1,738,886
                                             Indianapolis, IN     1,473,300   1,937,260
                                             Philadelphia, PA     4,958,300   4,551,065
                                             Pittsburgh, PA       2,399,600   2,526,381
                                             Youngstown, OH         603,600     797,138

TOTALS            751,000      $942,183                          13,848,000 $15,464,366

"SHIPPERS, PORTS, AND CONGRESS OPPOSE CONRAIL SALE TO AN UNEXPECTED EXTENT . . .
OPPOSITION IS LIKELY TO FORCE THE WINNING BIDDER INTO COSTLY CONCESSIONS, INCLUDING
SELLING ASSETS AND ROUTES."

-- The Wall Street Journal, November 27, 1996

1     Source:  Rand McNally, Commercial Atlas & Marketing Guide, 127th edition





CSX'S OFFER -- FAULTY SYNERGY MATHEMATICS
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o     EQUITY RISK:       value of 75% stock is highly dependent on
                         synergies realized

o     SYNERGY RISK:

                         CSX (year 2000)  NSC (year 2000)
      1st time           $550 million     $660 million
      2nd time           $730 million     $660 million
      3rd time                  ?         $660 million

O     STB RISK:

      -- Market share dominance in CSX-Conrail transaction
      -- Significant market overlap in CSX-Conrail transaction
      -- Need for balanced competition

O Because we believe CSX must give up more track and revenue than NSC, it is unlikely to have more synergies

      -- CSX will have more losses from enhanced competition and therefore less net revenue enhancements
      -- CSX will have less track and revenue remaining and therefore less operating savings opportunities




CSX'S OFFER EXPOSES SHAREHOLDERS TO DOWNSIDE RISKS WITH SIGNIFICANT VALUE IMPLICATIONS ON BACKEND
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NO COMPLETION OF BACK-END                  EQUITY MARKET RISK

Back-end value         $71.00              Back-end value        $73.96

Discount to NS         (35.0%)             Discount to NS        (32.8%)
all cash offer                             all cash offer



ASSUMPTIONS                            ASSUMPTIONS

o     CRR reverts back to pre-CSX      o     Equity market (including CSX)
      announcement price of $71.00           drops 15% before completion of
                                             back-end exchange

o     STB fails to approve or
      approves on terms unacceptable
      to CSX



YOU MUST VOTE "NO" ON OPT-OUT TO PROTECT THE VALUE OF YOUR SHARES
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NO VOTE

o     Helps secure higher value for shares

o     Sends important signal on shareholder rights

o     Helps NS win
      --    More immediate value
      --    No up-front risk
      --    No back-end risk
      --    Superior transportation system
      --    Superior equity investment opportunity

YES VOTE
o     CSX wins despite

      --    Delivering inferior value
      --    Loading substantial risk on shareholders
      --    Using coercive structure to squeeze out owners at a lower
            price

                                        Every vote counts -
                                        To realize the benefits
                                        available you must vote against
                                        opt-out